UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    November 19, 2010

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34080	87-0430322
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 2158, North Xiang An Road, Song Bei District, Harbin, People’s Republic of China 150028
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-451-87032617 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2010, our board of directors appointed Mr. Pan Hong-yu as our Chief Financial Officer and Treasurer.

Mr. Pan, 30, attended St. Gallen University in Switzerland from August 2009 through September 2010, where he obtained his Masters of Business Administration (MBA) degree. Prior to preparing for and then returning to school to acquire an MBA, Mr. Pan served as Audit Manager at JA Solar Holdings Co., Ltd., a Nasdaq-listed company engaged in the design, development, production and sales of high-performance solar energy products, from July 2007 through December 2008. Before this, Mr. Pan served as a Senior Auditor in the Beijing office of Deloitte CPA Ltd., from July 2004 through June 2007. Mr. Pan received a Bachelor of Accounting degree from Tsinghua University in China in 2004.

Immediately upon Mr. Pan’s appointment as Chief Financial Officer and Treasurer, Mr. Zhang Yu-kun relinquished his titles of Chief Accounting Officer, and “principal financial officer” and “principal accounting officer”, and the board appointed Mr. Pan as our new “principal financial officer” and “principal accounting officer” for SEC reporting purposes.  Mr. Zhang will continue to serve as our Manager of Finance.

In addition, on November 19, 2010, our board of directors appointed Stanley Hao, our Secretary, and a member of our board, as our Vice President.

A copy of the press release further discussing these matters is furnished as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated November 23, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date: November 23, 2010	By:	/s/ Liu Yan-qing
Liu Yan-qing
Chairman, Chief Executive Officer and President